EXHIBIT 23












INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statements (File Nos. 33-61949, 33-52786, 33-36609 and 33-23837), the A.G. Edwards,
Inc. 1988 Incentive Stock Plan on Form S-8, of our report dated April 18, 1996, appearing in and/or incorporated by reference in the Annual Report on Form 10-K of A.G. Edwards, Inc. for the year ended February 29, 1996.







/s/DELOITTE & TOUCHE LLP
May 28, 1996
St. Louis, MO